                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION
                                       OF
                                MAAX HOLDING CO.

      The undersigned incorporator, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST: The name of this corporation is "Maax Holding Co."

      SECOND: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of capital stock, and the par value of each such share is $.01 per share.

      FIFTH: The Board of Directors of the corporation is authorized to adopt, amend or repeal any or all of the bylaws of the corporation, subject to the power of the stockholders to adopt, amend or repeal such bylaws, whether adopted by them or otherwise.

      SIXTH: Election of directors need not be by written ballot, except as provided in the bylaws.

      SEVENTH: The name and mailing address of the incorporator is:

                     Nancy C. Aiken
                     2400 IDS Center
                     Minneapolis, Minnesota  55402

      EIGHTH: No director of the corporation shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

      Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

      THE UNDERSIGNED, being the corporation's incorporator, does make, file and record this Certificate of Incorporation, and does certify that this is my act and deed and the facts herein stated are true, and I have accordingly hereunto set my hand this 11th day of March, 1994.

                                        /s/ Nancy C. Aiken
                                        ----------------------------------------
                                        Nancy C. Aiken, Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/27/1994
  944096624 - 2385155

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      Maax Holding Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

      RESOLVED, that ARTICLE FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

            "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is two thousand (2,000) shares of capital stock, and the par value of each such share is $.01 per share."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given, as provided to Section 228 of the General Corporation Law of the State of Delaware, to every stockholder entitled to such notice.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Maax Holding Co. has caused this certificate to be signed by Placide Poulin, its President, and attested by Richard Garneau, its Secretary, this 27th day of May, 1994.

                                        By /s/ Placide Poulin
                                        ----------------------------------------
                                           Placide Poulin, President

ATTEST:

By /s/ Richard Garneau
   ----------------------------------
      Richard Garneau, Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 07/07/1998
                                                             981264320 - 2385155

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      Maax Holding Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

      RESOLVED, that ARTICLE FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

            "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of capital stock, and the par value of each such share is $.01 per share."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given, as provided in Section 228 of the General Corporation Law of the State of Delaware, to every stockholder entitled to such notice.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Maax Holding Co. has caused this certificate to be signed by Placide Poulin, its President, this 6th day of July, 1998.

                                        By /s/ Placide Poulin
                                        ----------------------------------------
                                           Placide Poulin, President